Exhibit 99.1

Cactus Announces First Quarter 2018 Results

HOUSTON – May 9, 2018 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”)  today announced financial and operating results for the first quarter of 2018.

First Quarter 2018 Financial Highlights

•	Increased revenues 9.9% sequentially to $115.1 million;
•	Grew income from operations 22.5% sequentially to $35.2 million;
•	Generated net income of $26.4 million;
•	Increased Adjusted EBITDA(1) and related margin(2) to $42.7 million and 37.1%, respectively, from $35.0 million and 33.4%, respectively, for fourth quarter 2017; and
•	Generated Cash Flow from Operations of $38.6 million.

Key First Quarter 2018 Operational Highlights

•	Grew estimated U.S. onshore market share(3) in wellhead product line to 26.4%;
•	Accelerated 2018 rental capital expenditure program which generated strong sequential revenue growth and improved gross profit; and
•	Generated improved results from Service business as anticipated due to the strategic hiring of field service technicians in the second half of 2017.

Financial Summary

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Revenues	$115,110	$104,784	$58,503
Income from operations	$35,217	$28,737	$9,994
Operating income margin	30.6%	27.4%	17.1%
Net income	$26,408	$22,814	$4,854
Adjusted EBITDA (1)	$42,672	$35,032	$15,307
Adjusted EBITDA margin (2)	37.1%	33.4%	26.2%

(1)	Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to Non-GAAP financial measures in the Supplemental Information tables.
(2)	The percentage of Adjusted EBITDA to Revenues.
(3)	See definition and calculation of market share in the Supplemental Information tables.

Scott Bender, President and CEO of Cactus, commented, “I am pleased with our results for the first quarter, which demonstrate momentum in our product, rental and service offerings.  We successfully grew revenues, improved margins and generated strong cash flows for the quarter.  The strategic decisions we made during the second half of 2017 positioned us for a strong start in 2018.  Customers continue to recognize our differentiated service offering and the efficiencies and reliability we deliver.”

Mr. Bender continued, “We decided to accelerate our capital expenditure program in the first quarter of 2018 as we noted increasing demand in our frac rental business.  The timely production of these assets enhanced our first quarter results and positioned us for the rest of 2018.  We continue to evaluate this market and the need for additional rental equipment.

“I am optimistic about the balance of 2018, with activity supported by current oil prices and from the continued expansion of our Rental business,” concluded Mr. Bender.

Revenue Categories

Product

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Product revenue	$58,926	$57,128	$33,038
Gross profit	$21,860	$19,662	$9,843
Gross margin	37.1%	34.4%	29.8%

First quarter 2018 product revenue increased  $1.8 million, or 3.1%, sequentially, driven primarily by greater sales volume of wellhead equipment during the first quarter.  Gross profit increased $2.2 million sequentially with margins improving 270 basis points due to increased sourcing of product from Suzhou as well as improved manufacturing efficiencies.  Cactus’ estimated market share was 26.4% for first quarter 2018  compared to 26.0% for fourth quarter 2017, while the U.S. onshore quarterly rig count averaged 948 rigs in first quarter 2018 compared to  900 rigs in fourth quarter 2017.

Rental

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Rental revenue	$29,145	$24,490	$12,975
Gross profit	$16,969	$12,144	$4,702
Gross margin	58.2%	49.6%	36.2%

First quarter 2018 rental revenue increased $4.7 million, or 19.0%, sequentially,  due to higher demand for frac valves and zipper manifolds, reflecting greater completions activity across the major U.S. basins in which the Company operates, as well as an increase in Cactus’ rental fleet arising from acceleration of its 2018 capital expenditure program during first quarter 2018. Gross profit increased $4.8 million sequentially with margins improving 860 basis points resulting from a combination of capacity additions, greater operating efficiencies and price.

Field Service and Other

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Field service and other revenue	$27,039	$23,166	$12,490
Gross profit	$5,502	$3,575	$1,552
Gross margin	20.3%	15.4%	12.4%

First quarter 2018 field service and other revenue increased $3.9 million, or 16.7%, sequentially,  due to increased billable hours related to installations.  A higher percentage of the increase in hours related to frac service work, which requires greater service intensity.  Gross profit increased $1.9 million sequentially with margins increasing 490  basis points due to improvement in billable hours compared to the fourth quarter when seasonal impacts and greater training hours compressed margins.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for first quarter 2018 was $9.1 million (7.9% of revenues), compared to $6.6 million (6.3% of revenues) for fourth quarter 2017 and  $6.1 million  (10.4% of revenues) for first quarter 2017. The sequential increase is primarily related to $0.8 million of non-cash stock-based compensation expense related to the Company’s IPO as well as a combination of higher payroll, benefit and incentive compensation costs.

Supplemental Information

If the Company’s GAAP Diluted EPS of $0.14 were adjusted for the following items, it would have been $0.34 for first quarter 2018: (i) the removal of interest expense on the term loan that was repaid in conjunction with the IPO; (ii) the removal of the loss on debt extinguishment related to the repayment of the term loan in conjunction with the IPO; (iii) additional stock-based compensation expense related to the period in 2018 prior to the IPO; and (iv) an adjustment to income tax expense to reflect the corporate effective tax rate assuming Cactus, Inc. held all units in Cactus LLC.  The Company believes this supplemental information is useful for evaluating performance period over period.  The table below sets forth additional detail regarding the adjustments.

Three Months Ended
March 31, 2018
(in thousands, except per share data)
Net income	$26,408
Adjustments:
Term loan interest, pre-tax (a)	2,284
Loss on debt extinguishment, pre-tax (b)	4,305
Stock-based compensation, pre-tax (c)	(417)
Income tax expense differential (d)	(6,735)
Net income, as adjusted	$25,845

Diluted earnings per share, as adjusted	$0.34

Weighted average shares outstanding, as adjusted (e)	75,096

(a)	Reflects the removal of the term loan interest expense recorded during first quarter 2018 as the term loan was repaid in full in conjunction with the IPO.
(b)

Reflects the removal of the loss on debt extinguishment recorded in first quarter 2018 in conjunction with the IPO related to the write-off of the unamortized balance of deferred financing costs and original issue discount.

(c)	Represents the additional stock-based compensation expense that would have been recorded assuming the restricted stock unit awards were issued as of January 1, 2018.
(d)

Represents the increase in tax expense as though Cactus, Inc. owned 100% of Cactus LLC beginning January 1, 2018, calculated as the difference in tax expense of $1.7 million recorded during first quarter 2018 and what would have been recorded,  adjusted for the items in (a), (b) and (c) above, based on a corporate effective tax rate of 24.5%.

(e)

Reflects 26,450 shares of Class A common stock as though they were outstanding as of January 1, 2018, plus 48,440 additional shares as if the Class B common stock was exchanged and canceled for Class A common stock on January 1, 2018, plus the dilutive effect of restricted stock unit awards assuming issuance on January 1, 2018.

Liquidity and Capital Expenditures

As of March 31, 2018, the Company had cash on hand of $7.9 million and no bank debt outstanding, resulting in total availability of $50.0 million under the Company’s revolving credit facility.  In conjunction with the Company’s IPO, the outstanding term loan was repaid in full in February 2018.  Operating cash flow was $38.6 million for first quarter 2018, generated from strong operating results and improvements in working capital intensity.

Net capital expenditures for first quarter 2018  were  $15.7 million.  The majority of the spend related to the acceleration of production of rental equipment, particularly frac valves, as customer demand for higher intensity frac equipment continued to increase.  The Company currently expects total capital expenditures for 2018 to range between  $50 million and  $60 million.

Cactus, Inc. IPO

On February 12, 2018, Cactus closed its initial public offering (“IPO”) of Class A common stock. Including the exercise  in full of the underwriters’ option to purchase an additional 15% of common shares, the Company issued a total of 26,450,000 shares of Class A common stock in the IPO at $19.00 per share, resulting in net proceeds of $469.6 million after deducting underwriting discounts and commissions and current offering expenses, but not deducting $2.2 million in offering expenses paid by Cactus in 2017.  Cactus contributed all the net proceeds of the IPO to Cactus Wellhead, LLC, its limited liability company operating subsidiary (“Cactus LLC”), in exchange for common units representing limited liability company interests in Cactus LLC (“CW Units”).

The Company caused Cactus LLC to use the net proceeds to (i) fully repay its outstanding term loan facility, plus accrued interest, of $251.0 million and (ii) distribute $216.4 million to certain of the legacy owners of Cactus LLC as part of the corporate reorganization undertaken in connection with the IPO.  The remaining $2.2 million was held in cash.  In addition, Cactus issued shares of its Class B common stock to each of the legacy owners who continued to own CW Units following the IPO.  Following the IPO, there are 48,439,772 shares of Class B common stock issued and outstanding, which have no economic rights but entitles its holders to one vote on all matters to be voted on by the Company’s shareholders generally.

In connection with the IPO, the Company entered into a tax receivable agreement (the “TRA”) with certain direct and indirect owners of CW Units (the “TRA Holders”). The TRA generally provides for the payment by Cactus to the TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that Cactus actually realizes or is deemed to realize in certain circumstances. Cactus will retain the benefit of the remaining 15% of these net cash savings. As of March 31, 2018, the Company recorded a liability of $63.0 million associated with the TRA as a result of the IPO.

In January 2018, Cactus made a $26.0 million tax distribution payment to legacy owners of Cactus LLC related to the tax liabilities incurred prior to the IPO.  The payment was funded through the borrowing of $26.0 million under the Company’s revolving credit facility, which was repaid as of March 31, 2018.

Conference Call Details

Cactus will host a conference call to discuss financial and operational results tomorrow, Thursday, May 10, 2018 at 9:00 AM Central Time (10:00 AM Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (800) 263-0877. International parties may dial (323) 794-2094. The access code is 7937430. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion (including fracturing) and production phases of its customers' wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates 14 service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and one service center in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information.  You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
Stephen Tadlock, 713-396-5748
Vice President and Chief Administrative Officer
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus, Inc.

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands, except per share data)
Revenues
Product revenue	$58,926	$33,038
Rental revenue	29,145	12,975
Field service and other revenue	27,039	12,490
Total revenues	115,110	58,503

Costs and expenses
Cost of product revenue	37,066	23,195
Cost of rental revenue	12,176	8,273
Cost of field service and other revenue	21,537	10,938
Selling, general and administrative expenses	9,114	6,103
Total costs and expenses	79,893	48,509
Income from operations	35,217	9,994

Interest expense, net	(2,852)	(4,986)
Other income (expense), net	(4,305)	-
Income before income taxes	28,060	5,008
Income tax expense (a)	1,652	154
Net income	$26,408	$4,854
Pre-IPO net income	$13,648	$4,854
Post-IPO net income	$12,760	$-

Components of Post-IPO Net Income:
Net income attributable to non-controlling interest	$9,007	n/a
Net income attributable to Cactus Inc.	$3,753	n/a

Earnings per Class A share - basic	$0.14	n/a
Earnings per Class A share - diluted (b)	$0.14	n/a

Weighted average shares outstanding - basic	26,450	n/a
Weighted average shares outstanding - diluted (b)	26,648	n/a

(a)

Cactus has historically not been subject to U.S. federal income tax at an entity level.  Subsequent to the IPO, Cactus, Inc. will incur federal and state income tax on its share of income from Cactus LLC.

(b)	Dilution excludes 48.4 million shares of Class B common stock as the effect would be anti-dilutive.

Cactus, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2018	2017
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$7,860	$7,574
Accounts receivable, net	84,800	84,173
Inventories	69,533	64,450
Prepaid expenses and other current assets	5,563	7,732
Total current assets	167,756	163,929

Property and equipment, net	109,492	94,654
Goodwill	7,824	7,824
Deferred tax asset, net	73,215	-
Other noncurrent assets	48	49
Total assets	$358,335	$266,456

Liabilities and Equity
Current liabilities
Accounts payable	$38,575	$35,080
Accrued expenses and other current liabilities	14,584	10,559
Capital lease obligations, current portion	5,578	4,667
Current maturities of long-term debt	-	2,568
Total current liabilities	58,737	52,874

Capital lease obligations, net of current portion	8,809	7,946
Deferred tax liability, net	489	416
Liability related to tax receivable agreement	62,989	-
Long-term debt, net	-	241,437
Total liabilities	131,024	302,673

Equity (deficit)	227,311	(36,217)
Total liabilities and equity	$358,335	$266,456

Cactus, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Cash flows from operating activities
Net income	$26,408	$4,854
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	6,621	5,313
Debt discount and deferred loan cost amortization	219	438
Stock-based compensation	834	-
Inventory obsolescence	451	-
Loss on disposal of assets	29	235
Deferred income taxes	963	29
Loss on debt extinguishment	4,305	-
Changes in operating assets and liabilities
Accounts receivable	(419)	(8,998)
Inventories	(5,594)	(7,648)
Prepaid expenses and other assets	(56)	(1,140)
Accounts payable	792	12,508
Accrued expenses and other liabilities	4,012	341
Net cash provided by operating activities	38,565	5,932

Cash flows from investing activities
Capital expenditures	(16,127)	(8,584)
Proceeds from sale of assets	440	83
Net cash used in investing activities	(15,687)	(8,501)

Cash flows from financing activities
Principal payments on long-term debt	(248,529)	(642)
Payments on capital leases	(1,266)	(319)
Net proceeds from IPO	469,621	-
Distributions to members	(26,041)	-
Redemptions of CW Units	(216,425)	-
Net cash used in financing activities	(22,640)	(961)

Effect of exchange rate changes on cash and cash equivalents	48	12

Net increase (decrease) in cash and cash equivalents	286	(3,518)

Cash and cash equivalents
Beginning of period	7,574	8,688
End of period	$7,860	$5,170

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(1)

(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Net income	$26,408	$22,814	$4,854
Interest expense, net	2,852	5,316	4,986
Income tax expense	1,652	607	154
Depreciation and amortization	6,621	6,295	5,313
EBITDA (1)	37,533	35,032	15,307
Loss on debt extinguishment	4,305	-	-
Stock-based compensation	834	-	-
Adjusted EBITDA (1)	$42,672	$35,032	$15,307

(1)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non‑GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest expense, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding  (gain) loss on debt extinguishment and stock-based compensation.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes  they provide useful information regarding the factors and trends affecting the Company’s business.

Cactus, Inc. – Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Cost of product revenue	$776	$812	$817
Cost of rental revenue	3,954	3,909	3,553
Cost of field service and other revenue	1,790	1,479	837
Selling, general and administrative expenses	101	95	106
Total depreciation and amortization	$6,621	$6,295	$5,313

Cactus, Inc. – Supplemental Information

Market Share(3)

(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017

Cactus U.S. onshore rigs followed	250	234	163
Baker Hughes U.S. onshore rig count quarterly average	948	900	719
Market share (3)	26.4%	26.0%	22.7%

(3)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average.  Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.